Exhibit 10.13

VERIFONE HOLDINGS, INC.

OUTSIDE DIRECTORS’ STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

The Outside Directors’ Stock Option Plan (the “Plan”) of VeriFone Holdings, Inc., a Delaware corporation (the “Company”), adopted by the Board of Directors of the Company on January      , 2005 (the “Approval Date”), for members of the Board of Directors of Company who are not employees of the Company or representatives of major stockholders of the Company (such members of the Board, the “Outside Directors”), is intended to advance the best interests of the Company and its Subsidiaries by allowing the Outside Directors to acquire an ownership interest in the Company.  The availability and offering of stock options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company depends.  By adopting the plan, the Board wishes to create, during the ten-year term of the Plan, an equity-oriented compensation plan for and to reward the Outside Directors who will contribute to the growth of the Company.  The stock options granted pursuant to this Plan will enable the Outside Directors to share in the resulting increase in the equity value of the Company.  This Plan shall terminate on the tenth anniversary of the Approval Date; no Option shall be granted, however, after the third anniversary of the Approval Date.

All options granted under the Plan and the issuance of any Shares upon the exercise of options are intended to qualify for an exemption (the “Exemptions”) from (i) the registration requirements under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 701 of the Act, and (ii) the qualification requirements under the California Corporate Securities Law of 1968, as amended (the “Blue Sky Law”), pursuant to Section 25102(o) of the Blue Sky Law.  In the event that any provision of the Plan would cause any option granted under the Plan to not qualify for the Exemptions, the Plan shall be deemed automatically amended to the extent necessary to cause all Options (as defined in Article IV below) granted under the Plan to qualify for the Exemptions.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person, which, directly or indirectly, controls, is controlled by, or is under common control with such Person.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving material dishonesty, material disloyalty, or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute, (iii) a Participant’s failure (other than by reason of Disability) to carry out effectively his or her duties and obligations as a member of the Board of the Company, as determined in the reasonable judgment of the Board, (iv) gross negligence or willful misconduct with respect to the Company, or (v) any material breach of the agreement pursuant to which the Participant’s Options were granted.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board that may be designated by the Board to administer the Plan.

“Common Shares” shall mean the Company’s common stock, par value $.01 per share, and any other shares into which such stock may be changed or converted by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

“Company” shall mean VeriFone Holdings, Inc., a Delaware corporation and (except to the extent the context requires otherwise) any subsidiary corporation of VeriFone Holdings, Inc. as such term is defined in Section 424(f) of the Code.

“Date of Termination” shall mean, with respect to any Participant, the effective date of the termination of such Participant’s tenure as a member of the Board..

“Disability” shall mean the inability, due to documented illness, accident, injury, physical or mental incapacity, or other disability, of any Participant to carry out effectively his or her duties and obligations as a member of the Board of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Expiration Date” shall have the meaning set forth in Article VI.

“Fair Market Value” of the Common Shares shall mean, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Shares is the listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted on the Market, the Fair Market Value shall be the fair value of the Common Shares, taking into account all relevant factors determinative of value, as determined solely by the Board; provided, however, that when shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or withholding taxes and to compute the withholding taxes; provided further, that in the case of a Sale of the Company, the Fair Market Value of the Common Shares shall be the price per Common Share in such transaction, as solely determined by the Board.

“Incentive Stock Option” shall have the meaning set forth in Article V.

“Investors” shall mean GTCR Fund VII, L.P., a Delaware limited partnership, and any other investment fund managed by GTCR Golder Rauner, L.L.C.

“Nonqualified Stock Option” shall have the meaning set forth in Article V.

“Option Agreement” shall have the meaning set forth in Article VI.

“Options” shall have the meaning set forth in Article IV.

“Outside Director” shall have the meaning set forth in Article I.

“Participant” shall mean any Outside Director who has been selected by the Board to participate in the Plan.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

“Plan” shall have the meaning set forth in Article I.

“Plan Year” shall mean any 12-month period beginning on the Approval Date or any anniversary thereof.

“Public Offering” shall mean an initial public offering registered under the Act of equity securities of the Company, as approved by the Board and the Investors.

“Sale of the Company” means any transaction or series of transactions as a consequence of which any Person or group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Shares” shall have the meaning set forth in Article IV.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other

Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Treasury Regulations” means the Federal income tax regulations, including any temporary of proposed regulations, promulgated under the Code.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee shall be vested in and exercised by the Board.  Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options or other applicable law.  The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company, and all other Persons.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.  No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee, or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.  All expenses associated with the administration of the Plan shall be borne by the Company.  The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of Common Shares with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 225,000 Common Shares (the “Shares”); provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.9 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated, or forfeited in any manner without the issuance of Common Shares thereunder, such shares shall again be available under the Plan; and provided further that at no time shall the total number of shares issuable upon exercise of all outstanding options for the purchase of shares of the Company’s capital stock and the total number of shares provided under any stock bonus or similar plan of the Company (including, without limitation, Shares issuable pursuant to the Plan) exceed a number of shares equal to 30% of the then outstanding shares of the Company (as calculated in accordance with Rule 260.140.45 of the Blue Sky Law).  The Shares available under the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1                                 Options.  The Committee may grant Options to Participants in accordance with this Article V.

5.2                                 Form of Option.  Options granted under this Plan shall be presumed to be nonqualified stock options (the “Nonqualified Stock Options”) and are not intended to be incentive stock options within the meaning of Section 422 of the Code or any successor provision (“Incentive Stock Options”).  It is the Company’s intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, and that any ambiguities in construction be interpreted in order to effectuate such intent.

5.3                                 Exercisability.  Options granted hereunder shall be exercisable at such times and under such circumstances as determined by the Committee and as shall be permissible under the terms of the Plan, and as specified in the Option Agreement.

5.4                                 Payment of Exercise Price.  Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price.  Payment of the option exercise price shall be made (i) in cash (including check, bank draft, or money order), (ii) if approved by the Committee in connection with a Sale of the Company, by delivery of a demand promissory note made by the Participant in favor of the Company, (iii) by delivery of outstanding shares of Common Stock that have been owned by the Participant for a minimum of six months and one day with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iv) through a “same day sale” commitment from a Participant and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. specified by the Committee (the “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Option Price and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Option Price directly to the Company, (v) through a “margin” commitment from a Participant and the NASD Dealer reasonably acceptable to the Committee whereby the Participant irrevocably elects to exercise such Participant’s Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Option Shares to forward the Option Price to the Company, or (vi) by any combination of the foregoing.  The methods of payment set forth in clauses (iii) through (v) above shall apply only if there is a public market for the Common Shares.

5.5                                 Terms of Options.  The term during which each Option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, more than seven (7) years from the date it is granted.  All rights to purchase Shares pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee.  The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee.  Unless otherwise provided herein or in the terms of the related grant, a Participant may exercise an Option only if he or she is, and has continuously since the date the Option was granted, been an Outside Director.  Prior to the exercise of an Option and delivery of the Shares represented thereby, the Participant shall have no rights as a stockholder with respect to any Shares covered by such outstanding Option (including any dividend or voting rights).

5.6                                 Limitations on Grants.

(a)                                  The Committee may not grant an Option or Options to any Participant that would permit such Participant to acquire, in the aggregate, 30,000 or more Shares without the prior approval of a majority of the members of the Board.

(b)                                 The Committee shall not grant any Option if, as a result of such grant or (assuming that all other Options have been fully exercised) the exercise of such Option, the Company would be required to register any of its equity securities under the Act.

ARTICLE VI

General Provisions

6.1                                 Conditions and Limitations on Exercise.  Except as otherwise provided in this Plan, Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions, or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

6.2                                 Sale of the Company.  In the event of a Sale of the Company, the Committee may terminate all or any portion of any Option not exercised in connection therewith.

6.3                                 Corporate Transaction.  Unless the Options held by a Participant are terminated in accordance with Section 6.2 above, after the consummation of any “Corporate Transaction” (as defined in Treasury Regulation §1.424-1(a)(3))), if the requirements of Treasury Regulation §1.424-1 would be met with respect to the substitution or assumption of such Option assuming the Option were an incentive stock option as described in Code §422, the corporation that is the employer of the Participant after such Corporate Transaction or a related corporation (within the meaning of Treasury Regulation §1.421-1(i)(2)) shall, by reason of the Corporate Transaction, (i) substitute a new option for such Options or (ii) assume such Options. If the requirements of Treasury Regulation §1.424-1 cannot be satisfied even assuming the Option were an incentive stock option as described in Code §422, then such Options shall automatically be terminated.

6.4                                 Written Agreement.  Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the Chief Executive Officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Option Agreement.

6.5                                 Listing, Registration, and Compliance with Laws and Regulations.  Options shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Common Shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of Common Shares thereunder, then no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The holders of such Options shall supply the Company with such certificates, representations, and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent, or approval.  In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.  If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, then the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

6.6                                 Nontransferability.  Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative).  In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i)                                     by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii)                                  to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

6.7                                 Expiration of Options.

(a)                                  Normal Expiration.  In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.5 above.

(b)                                 Early Expiration.  Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant’s Option that was not vested and exercisable on the such Participant’s Date of Termination shall expire and be forfeited as of such date, and any portion of a Participant’s Option that was vested and exercisable on such Participant’s Date of Termination shall expire and be forfeited as of such date, except that: (i) if a Participant ceases to be a member of the Board because such Participant dies or becomes subject to any Disability, such Participant’s Option shall expire six months after his or her Date of Termination, but in no event after the Expiration Date, (ii) if a Participant ceases to be a member of the Board because such Participant retires, such Participant’s Option shall expire 30 days after his or her Date of Termination, but in no event after the Expiration Date, and (iii) if any Participant ceases to be a member of the Board other than (x) due to death or Disability, (y) retirement or (z) for Cause, such Participant’s Option shall expire 90 days after his or her Date of Termination, but in no event after the Expiration Date.

6.8                                 Withholding of Taxes

(a)                                  The Company shall be entitled, if necessary or desirable, to withhold from any Participant, from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer the exercise of the Options or the issuance of the Shares thereunder unless such taxes are paid or the Company is indemnified to its satisfaction.

(b)                                 Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a transferee pursuant to Section 6.6 of the Plan, the grantee shall remain liable for any withholding taxes required to be withheld upon exercise of such Option by the transferee.

6.9                                 Adjustments.  In the event of a reorganization, recapitalization, stock dividend, or stock split, combination or other reclassification affecting the Common Shares, the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options, and the exercise prices specified therein as may be determined to be appropriate and equitable.

6.10                           Rights of Participants.  Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Board or its stockholders to remove any Participant’s membership from the Board at any time in accordance with the Company’s

Certificate of Incorporation and Bylaws (with or without cause), nor confer upon any Participant any right to continue as a member of the Board for any period of time.  No Person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.11                           Amendment, Suspension, and Termination of Plan.  The Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement, or the rules of any exchange upon which the Common Shares are listed, and no such amendment, suspension, or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby.  No Option shall be granted or Common Shares issued hereunder after 7 years from the date this Plan is adopted or the date this Plan is approved by the shareholders, whichever is earlier.

6.12                           Amendment, Modification, and Cancellation of Outstanding Options.  The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option in a manner not contemplated hereby without the consent of such Participant adversely affected thereby.  With the Participant’s consent or as otherwise contemplated hereby, the Committee may cancel any Option and issue a new Option to such Participant.

6.13                           Shareholder Approval.  This Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after this Plan is adopted by the Committee.  Any Option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted.  Shares issued upon the exercise of any such Option shall not be counted in determining whether such approval is obtained.

6.14                           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Committee, the members of the Committee and any person designated by the Committee to administer the Plan shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.14 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

6.15                           Information.  In accordance with Rule 260.140.46 of the Blue Sky Law, Participants shall receive on an annual basis financial statements of the Company unless such Participants’ duties in connection with the Company assure such Participants access to equivalent information.

Adopted by the Board of Directors on January      , 2005 and approved by the shareholders of the Company on January      , 2005.

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